SECOND AMENDMENT TO LEASE


                  THIS SECOND AMENDMENT TO LEASE is made as of the 1st day of January, 1998 (the "Effective Date"), by NINE PARK CENTER COURT, LLC, a Maryland limited liability company (hereinafter referred to as "Landlord") and MIGLIARA/KAPLAN ASSOCIATES, INC., a Delaware corporation ("Tenant").

                              EXPLANATORY STATEMENT

         A. The Landlord, misidentified as "HSE II LLC," and Tenant, misidentified variously as "MK Corporation" and as "Migliara/Kaplan Associates," are parties to a Lease Agreement dated as of December 3, 1996, as amended by First Amendment to Lease dated October 10, 1997 (collectively, the "Lease"), for the rental to Tenant of a portion of the Crossroads Professional Center, now consisting of 38,000 square feet of gross rentable office space (the "Premises").

         B. Landlord and Tenant desire that the Tenant's name be correctly identified, and that certain terms of the Lease be amended as hereinafter set forth.


                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and of the payment of the rent and of other considerations moving between the parties, the parties hereto agree as follows:

                  1. AMENDMENT OF LEASE TERMS. Effective as of the Effective Date, the following amendments to the Lease shall apply:

                           1.1 RENT. Section 2 of the First Amendment of Lease
is deleted in its entirety. Subparagraphs 4(a) and (b) of the Lease are hereby deleted and the following are substituted in their place.

                                    "(a) Tenant covenants and agrees to pay
         Landlord, at Landlord's office or such other place as designated by Landlord, without any prior demand and without any deduction or setoff whatsoever, as annual rent ("Basic Rent") for the first two lease years of the term as follows:

                                    (i) For the first lease year, at the rate of
         $17.00 per square foot for 27,000 gross rentable square feet, subject to field measure ment, equaling the amount of Four Hundred Fifty-Nine Thousand Dollars ($459,000.00) payable in advance on or before the first day of each month during the first lease year of the term, in equal monthly installments of Thirty- Eight Thousand Two Hundred Fifty Dollars ($38,250.00) each;

                                    (ii) For the second year, Basic Rent at the
         rate of $17.50 per square foot, equaling, subject to field measurement of the Premises (38,000 gross rentable square feet), the amount of Six Hundred Sixty-Five Thousand Dollars ($665,000.00), payable in advance on or before the first day of each month of the second lease year, in equal monthly installments of Fifty- Five Thousand Four Hundred Sixteen Dollars Sixty-Seven Cents ($55,416.67) each.

                  In the event Landlord commences proceedings for non-payment of rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding except as such may be required by law to be interposed or forever lost. This shall not, however, be construed in any way as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant.

                                    (b) Beginning with the third lease year and
         for each lease year thereafter, the Basic Rent shall be increased by Three Percent (3%) over the prior year's Basic Rent. Corresponding adjustments shall be made to the monthly installments due and payable."

                  2. POSSESSION AND IMPROVEMENTS. Section 3 of the First Amendment of Lease is deleted in its entirety and Section 7 of the Lease is amended as follows:

                           "2.1 On or before the Delivery Date, Landlord shall,
at its cost and expense, construct those improvements within the Premises for Tenant's use and occupancy as shown and described on plans and specifications attached to or referenced in Exhibit A to this Second Amendment to Lease (the "Final Plans and Specifications"). Upon taking possession and occupying the Premises, Tenant shall thereby be deemed to have accepted the same, with the exception of those items contained in an agreed-upon punch-list and to have acknowledged that the Premises are in the condition called for hereunder and under the Final Plans and Specifications. Under no circumstances shall Landlord be liable to Tenant for damages for any delay in commencing or completing construction of the Premises or for a failure to complete or deliver the same. Landlord shall have a reasonable time to correct all punch-list items.

                           2.2 So long as the Lease is in full force and effect
and no uncured event or default exists under the Lease, Landlord shall afford Tenant an allowance in an amount not to exceed $100,000.00 (the "Allowance") toward the cost of constructing renovations or additional leasehold improvements to the Premises over and above the work shown on, described in or contemplated by the Final Plans and Specifications, in accordance with and as finally shown and described on additional plans and specifications to be prepared or approved by Landlord ("Additional Leasehold Improvements"). The Allowance shall be committed for use with respect to the Premises until one year after the Delivery Date; if all or any of the Allowance shall not have been expended for the payment for completed work by such date then, unless Landlord shall otherwise agree, Landlord's allocation of the unexpected portion of such Allowance shall lapse and terminate. If the actual cost of constructing the Additional Leasehold Improvements exceeds the Allowance, Tenant to pay such excess, before the commencement of work."

                  3. LEASE OTHERWISE TO REMAIN IN FULL FORCE AND EFFECT. Except as otherwise specifically set forth in this Agreement, each of the other terms, covenants and conditions set forth in the Lease shall be and remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDMENT TO LEASE as of the date and year first above written.


WITNESS:                          LANDLORD:
                                  NINE PARK CENTER COURT, LLC, a
                                  Maryland limited liability company
                                  By:   HSE II ASSOCIATES LLC
                                        Managing Member


                                  By: /s/ J. Michael Abrams              (SEAL)
                                  ----------------------------------
                                  J. Michael Abrams, Manager


WITNESS OR ATTEST:                TENANT:
                                  MIGLIARA/KAPLAN ASSOCIATES, INC.,
                                  a Delaware corporation

                                  By: /s/ Joseph Migliaria               (SEAL)
                                  ------------------------
                                  Joseph Migliaria, President

                            FIRST AMENDMENT OF LEASE


                  THIS FIRST AMENDMENT OF LEASE is made this 10th day of October, 1997, by and between HSE II LLC, a Maryland limited liability company ("Landlord"), and Migliara/Kaplan Associates, a Delaware Corporation, having an address at 4 Park Center Court, Owings Mills, Maryland 21117 ("Tenant").

                                    RECITALS

                  By Lease dated December 3, 1996, the Landlord leased to Tenant a portion of the Building containing approximately Sixteen Thousand Nine Hundred Eight-Three (16,983) square feet of gross rentable office space.

                  The parties desire to expand the premises to Thirty-Eight Thousand (38,000) square feet of gross rentable office space, and to adjust the rent ant the Allowance provided for under the Lease.

                                   AGREEMENTS

                  NOW, THEREFORE, in consideration of the matters hereinabove recited, and other good and valuable considerations, the receipt of which is hereby acknowledged, the parties agree as follows:

         I. Paragraph 1 of the Lease is hereby deleted and the following is substituted in its place:

                  1. PREMISES. The portion of the Building being leased to Tenant contains approximately Thirty-Eight Thousand (38,000) square feet of gross rentable office space of the Building as graphically shown on Exhibit A (the "Premises"), which includes a 12% common area factor.

                  2. Subparagraphs 4(a) are hereby deleted and the following are substituted in their place.

                           (a) Tenant covenants and agrees to pay Landlord, at Landlord's office or such other place designated by Landlord, without any prior demand and without any deduction or setoff whatsoever, as annual rent ("Basic Rent") for the first two lease years of the Term, as follows:

                                    (i) For the first lease year, at the rate of
                  $16.50 per square foot for 27,000 gross rentable square feet, subject to field measurement, equaling the amount of Four Hundred Forty-five Thousand Five Hundred Dollars ($445,500.00) payable in advance, on or before the first day of each month during the first lease year of the term, in equal monthly installments of Thirty-Seven Thousand One Hundred Twenty-Five Dollars ($37,125.00) each;

                                    (ii) For the second lease year, Basic Rent
                  at the rate of $17.00 per square foot, equalling, subject to field measurement of the Premises (38,000 gross rentable square feet), the amount of Six Hundred Forty-Five Thousand Eight Hundred Ten Dollars ($645,810.00), payable in advance, on or before the first day of each month of the second lease year, in equal monthly installments of Fifty- Three Thousand Eight Hundred Seventeen Dollars and Fifty Cents ($53,817.50) each;

                           In the event Landlord commences proceedings for nonpayment of rent, Tenant will not interpose any counterclaim of whatsoever nature or description in any such proceeding except as such may be required by law to be interposed or forever lost. This shall not, however, be construed in any way as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant.

                           (b) Beginning with the third lease year and for each lease year thereafter, the Basic Rent payable shall be increased by Three Percent (3%) over the prior year's Basic Rent.

                  3. Paragraph 7 of the Lease is amended by changing the Allowance from Three Hundred Seventy-Nine Thousand Eighty-Four Dollars ($379,084.00) to Eight Hundred Forty-Eight Thousand Two Hundred Fourteen Dollars ($848,214.00).

                  4. The Landlord and Tenant hereby ratify and confirm all of the terms, covenants and conditions of the Lease, as modified by this First Amendment.

                  IN WITNESS WHEREOF, the parties have executed this First Amendment of Lease, under seal, on the day first above written.


WITNESS/ATTEST:                   HSE II LLC, a Maryland limited liability
                                  company

                                  By: /s/ J. Michael Abrams              (SEAL)
                                  ----------------------------------
--------------                    J. Michael Abrams, Manager

                                  LANDLORD


[SIGNATURES CONTINUED]
                                  MIGLIARA/KAPLAN ASSOCIATES, INC.,
                                  a Delaware corporation

                                  By: /s/ Joseph Migliaria               (SEAL)
                                  ------------------------
                                  Joseph Migliaria, President

                                  TENANT

                              STANDARD OFFICE LEASE


                  THIS LEASE (the "Lease") made as of this 3rd day of December, 1996, by and between HSE II LLC, a Maryland limited liability company ("Landlord"), and Migliara/Kaplan Associates, Inc. a Delaware Corporation, having an address at 4 Park Center Court, Owings Mills, Maryland 21117 ("Tenant").

                  In consideration of the agreements and covenants hereinafter set forth, Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord the hereinafter described Premises located at 9 Park Center Court, Owings Mills, Maryland 21117 in Crossroads Professional Center (the "Building"), located in Baltimore County, Maryland (the "Land") (the Land and Building, collectively, the "Property"), upon the following terms and conditions:

                  1.       PREMISES.

                  The portion of the Building being leased to Tenant contains approximately Sixteen Thousand Nine Hundred Eighty-Three (16,983) square feet of gross rentable office space of the Building as graphically shown on Exhibit A (the "Premises"), which includes a 12% common area factor.

                  2.       TERM.

                           (a) This Lease is for a term of fifteen (15) years
(the "Term") commencing on that date Landlord delivers to Tenant a use and occupancy certificate issued for the Premises by Baltimore County, Maryland. This date shall be called the "Commencement Date." Landlord and Tenant agree to execute a confirmatory agreement, provided by Landlord, verifying the actual Commencement Date and the gross square footage of the Premises, in the form as set forth in Exhibit B.

                           (b) The term "lease year" is hereby defined as the
twelve (12) month period beginning on the Commencement Date (unless the Commencement Date is on other than the first day of a month, then in that case the lease year shall begin on the first day of the month immediately following the Commencement Date) and each successive twelve (12) month period thereafter during the Term.

                  3.       COMMON AREAS AND PARKING.

                           (a) During the Term, Tenant shall have a
non-exclusive license to use in common with others the driveways, footways, sidewalks, parking areas, and exterior common areas adjacent to the building (collectively the "Common Areas"), subject, however, to the rules and regulations set forth on Exhibit C (the "Rules and Regulations") attached hereto and made part hereof, and subject to such other rules and regulations for the use thereof as may be issued from time to time by Landlord.

                           (b) Landlord shall at all times have full and
exclusive control, management, and direction of the Common Areas. Specifically, Landlord shall have the right to police the Common Areas; to assign specific parking areas for tenants and for visitors; to close temporarily all or any portion of the parking areas as may be required for proper maintenance and/or repair; to implement such control and security procedures for the regulation of parking by tenants of the Buildings Landlord shall deem reasonably advisable; and to do and perform such other acts in and to the Common Areas, including further development of the Common Areas, as Landlord, in its sole reasonable business judgment, provided such acts do not interfere in any material respect with access to or visibility of the premises, the conduct of Tenant's business or the availability of parking for Tenant's business, shall determine to be reasonably advisable. It is understood and agreed by Tenant the Landlord shall have no obligation to employ any security or parking personnel or device for either the Land or the Premises or to furnish any type of system to control the use of parking spaces by Tenant, its customers and invites, or any third party.

                  4.       RENT.

                           (a) Tenant covenants and agrees to pay Landlord, at
Landlord's office or such other place designated by landlord, without any prior demand and without any deduction or set-off whatsoever, as annual rent for each year of the Term (as increased pursuant to Paragraph 4(b), the "Basic Rent") at the rate of $16.50 per square foot, equaling, subject to field measurement of the Premises, the amount of Two Hundred Eighty Thousand Two Hundred Nineteen Dollars and Fifty Cents ($280,219.50) per annum, payable in advance, on or before the first day of each month during the Term, in equal monthly installments of Twenty-Three Thousand Three Hundred Fifty-One Dollars and Sixty-Two Cents ($23,351.62) each. In the event Landlord commences proceedings for non-payment of rent, Tenant will not interpose any counterclaim of whatsoever nature or description in any such proceeding except as such may be required by law to be interposed or forever lost. This shall not, however, be construed in any way as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant.

                           (b) Beginning with the second lease year and for each
lease year thereafter, the Basic Rent payable shall be increased by three percent (3%) over the prior year's Basic Rent.

                           (c) Tenant covenants and agrees to pay Landlord
during the Term Tenant's Proportionate Share, as hereinafter defined, of the increase in all real estate taxes (the "Taxes") assessed against the entire property of which the Premises, the Building, and the Land are a part above the Taxes for the fiscal year coinciding with the Commencement Date (the "Base Tax Year"). Tenant's "Proportionate

Share" shall be the proportion that the gross floor area of the Premises bears to the total gross floor area of all leasable floor area in the Building as of the first day of the calendar year during which such costs are incurred.

                                    (i) It is understood that any such real
         estate taxes shall include increases in assessment and tax rate, water rents, rates and charges, sewer rents and other governmental charges of every kind and nature whatsoever.

                                    (ii) Upon the receipt of a bill for any such
         taxes or charges, Landlord shall furnish Tenant a statement showing the Taxes due and computing Tenant's Proportionate Share of the increase in the Taxes above the Base Tax Year. Subject to Tenant's right to contest provided in this Paragraph 4(c)(ii), Tenant shall pay its Proportionate Share of the increase in the Taxes above the Base Tax Year within thirty (30) days after receipt of such statement from Landlord. Tenant, at its sole cost and expense, shall have the right separately to contest the amount and/or validity of all such Taxes, but Landlord shall join any such proceeding brought by Tenant if reasonably required by Tenant to contest any such Taxes, at no cost to Landlord. However, if required by the applicable governmental agency prior to resolution of any dispute, Tenant's Proportionate Share of the increase in the Taxes above the Base Tax Year shall be paid by Tenant.

                           (d) Tenant covenants and agrees to pay Landlord, as
additional rent for the Premises, Tenant's Proportionate Share of the increase of all of the Landlord's Building Operating Costs (as hereinafter defined) above the Landlord's Building Operating Costs for the calendar year in which the Lease commences (the "Base Year").

                                    (i) The term "Landlord's Building Operating
         Costs" as used herein shall include the following costs, by way of illustration, but not limitation: Landlord's Common Areas maintenance costs, water and sewer charges, repairs, replacements, costs of capital improvements (amortized over the useful life thereof), insurance premiums, license, permit and inspection fees, heat, power (including electricity and gas), steam, janitorial service, labor, air conditioning, supplies, salaries, materials, tools, cleaning and equipment, administrative and management fees.

                                    (ii) A Statement of Landlord's Building
         Operating Costs shall be prepared annually by the Landlord. In the event that the total of the monthly installments paid by Tenant during the calendar year is less than Tenant's actual Proportionate Share of the increase in the Building Operating Costs above the Base Year for such calendar year, Tenant shall pay the balance due and owing to Landlord within thirty (30) days after such statement is given to Tenant. In the event that the total of the monthly installments paid by Tenant during the calendar year exceeds Tenant's Proportionate Share of the increase in the Building Operating Costs above the Base Year for such calendar year, Landlord shall apply such excess to Tenant's next accruing monthly installments of its Proportionate Share of the Building Operating Costs.

                                    (iii) Tenant's Proportionate Share of the
         increase in the Operating costs for each calendar year, or partial calendar year if applicable, during the Term shall be reasonably estimated by Landlord at the beginning of each such calendar year (or at the Commencement Date for the first calendar year or portion thereof) and shall be paid by Tenant in equal monthly installments on the first (1st) day of each month, in advance. Landlord reserves the right to reasonably revise its estimate of the Operating Costs during any calendar year and, upon written notice to Tenant, Tenant's monthly payment of the increase in the Operating Costs above the Base Year shall be adjusted to reflect Landlord's revised estimate.

                           (e) In the event this Lease shall terminate on any
date other than the last day of a calendar year, the amount of additional rent payable by Tenant during the calendar year in which this Lease terminates shall be prorated in the same proportion as the number of days from the commencement of said calendar year to and including the date on which this Lease terminates, bears to 360.

                           (f) Upon the nonpayment for ten (10) days after the
date due of any monthly or other installment of Basic Rent, additional rent, or any other monetary sum due Landlord on its due date, to compensate Landlord for its loss of earnings on any such funds unpaid, any payment of Basic Rent, additional rent, or any other sum due Landlord, if not paid which ten (10) days after written notice from Landlord, shall bear interest at the rate of twelve percent (12%) per annum, from the date due until the date paid. Such interest shall be due hereunder as additional rent and paid within the next monthly installment of Basic Rent.

                  5.       SECURITY DEPOSIT AND ADVANCE DEPOSIT OF RENT.

Intentionally deleted.

                  6.       USE OF PREMISES.

                  Tenant shall use the Premises solely as an office and will not use or permit or suffer the use of the Premises for any other purpose.

                  7.       POSSESSION AND IMPROVEMENTS.

                  Landlord shall prepare the Building at Landlord's sole expense in the condition as described on Exhibit D attached hereto and incorporated herein by reference. On the Commencement Date or December 31, 1998, whichever occurs earlier (the "Delivery Date"), Landlord shall deliver the Premises improved in a condition to be mutually agreed to In writing by Landlord and Tenant, to be performed by Landlord at Landlord's expense not to exceed the sum of Three Hundred Seventy-Nine Thousand Eighty-Four Dollars ($379,084.00) (the "Allowance"), with all costs over the Allowance payable by Tenant upon demand by Landlord substantially completed, subject, however, to delays caused by shortages of materials, delays in obtaining governmental permits, inspections, and any cause not within the reasonable control of Landlord, and force majeure, Tenant's sole remedy for Landlord's failure to deliver the Premises on the Delivery Date, as extended, shall be to cancel this Lease.

                  8.       ASSIGNMENT AND SUBLETTING.

                  Tenant shall not assign or encumber the Lease or Tenant's interest hereunder, in whole or in part, nor sublet the Premises or any part thereof, or permit the occupancy thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In the case of any subletting pursuant to which Tenant receives any rent or other payments in excess of the Basic Rent hereunder, or in the case of any subletting or assignment in consideration for which Tenant receives any payment or other consideration, all such excess rent, other payments and/or consideration, one-half (1/2) of the amount thereof shall be promptly paid to Landlord, it being the intention of the parties that Tenant and Landlord will share equally any profit from any assignment or subletting. Consent by Landlord to any assignment or subletting shall not in any manner relieve Tenant of its responsibility and obligations under the Lease, or constitute a waiver of the necessity for such consent to any subsequent assignment or subletting.

                  9. LANDLORD'S AND TENANT'S RESPONSIBILITIES FOR REPAIR AND MAINTENANCE.

                           (a) Subject to reimbursement under Paragraph 4(d)
hereof of Tenant's Proportionate Share, Landlord shall be responsible for repairs to the roof, the structural portions of the Building, and the Common Areas of the Building. All work shall be performed in a good and workmanlike fashion and the Building and Premises shall be kept free and clear from liens.

                           (b) Except as specifically provided above in this
Paragraph 9, Tenant agrees to keep the Premises and all furniture, fixtures and equipment thereon furnished by Tenant in good order and repair during the Term of this Lease at its own expense, together with all electrical, plumbing (up to the main line), heating, air conditioning, doors, locks, and door frames, plate glasses, unless caused by the negligence of Landlord, and all other glass in windows, doors, and elsewhere, and other installments therein, in good order and repair, to replace any such items with materials of like kind and quality, and to surrender the Premises at the expiration of the Term, or at such other time as it may vacate the Premises, in as good condition as that on the Commencement Date, except for ordinary wear and tear and damage by fire or other hazard.

                           (c) Tenant shall repair promptly at its own expense
any damage (except if caused by fire or other casualty) to the Premises and, upon demand, shall reimburse Landlord for the cost of the repair of any damage elsewhere in the Building, caused by bringing into the Premises any property for Tenant's use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused, unless caused by Landlord, its agents, employees or contractors; and in default of such repairs by Tenant, Landlord may make the same and Tenant shall pay the cost thereof to Landlord promptly upon demand, as additional rent.

                           (d) Where Landlord is required to perform
construction, remodeling, repairs, services, maintenance, or other matters pursuant to this Lease, Landlord shall perform them as an independent contractor and shall not be considered an agent of the Tenant, nor shall any of Landlord's contractors, subcontractors, servants, employees or clients be considered subagents of the Tenant. Where Tenant is required to perform construction, remodeling, repairs, services, maintenance, or other matters pursuant to this Lease, Tenant shall perform them as an independent contractor and shall not be considered an agent of the Landlord, nor shall any of Tenant's contractors, subcontractors, servants, agents, employees or clients be considered subagents of the Landlord.

                           (e) Tenant, at its sole cost and expense, shall
provide janitorial services to maintain the Premises in a neat, clean and sanitary condition.

                  10.      ALTERATIONS.

                           (a) Tenant will not make or permit anyone to make any
alterations, additions or improvements, structural or otherwise, in or to the Premises or the Building without the prior written consent of Landlord, which consent, in the case of any alterations, additions or improvements not involving structural elements or the exterior of the Building or Premises, shall not be unreasonably withheld, delayed or conditioned. Any such alterations, additions or improvements, structural or otherwise, must conform to all governmental regulations, as well as those established by the appropriate underwriter's associations.

                           (b) As a condition precedent to such written consent
of Landlord (but not the sole condition precedent to such consent), Tenant shall obtain and deliver to Landlord written and unconditional waivers of mechanics' liens upon the Land and the Building, for all work, labor and services to be performed, and materials to be furnished in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to become involved in such work. Tenant shall not permit any mechanic's or materialman's lien to be established against the Land or the Building, the Premises, or any portion thereof, or against Tenant's leasehold interest in the Premises, in connection with or arising out of any work done on the Premises. In the event that any notice is received by Landlord with respect to any claim or any intent to file a mechanic's lien against the Land or the Building, the Premises, or against the Tenant's leasehold interest in the Premises, in connection with or arising out of any work done on the Premises, or for materials claimed to have been furnished to Tenant, such mechanic's lien shall be discharged by Tenant within ten (10) days after receipt of the notice of intent to claim a lien at Tenant's sole cost and expense by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic's lien, Landlord may, at its option, discharge the same and treat any and all cost thereof as additional rent payable with the monthly installment of Basic Rent next becoming due. It is hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive, or release, the default of Tenant in not discharging any such lien. Tenant shall defend, indemnify, and hold Landlord safe and harmless from and against any such alterations, additions or improvements, or in connection with any petition for, establishment of, or threat of establishment of any such lien, including, without limitation, reasonable attorneys' fees.

                           (c) Tenant agrees that any improvements and/or
alterations made by it which are attached to the Premises so that removal of such improvements and/or alterations may, in Landlord's sole reasonable discretion, damage the Premises, shall become the property of Landlord and remain upon the Premises at the expiration or termination of the Term, provided that, upon notice to Tenant, Landlord may require Tenant, upon the expiration or termination of the Lease, to remove any or all of such improvements and/or to restore the Premises to their condition as of the Commencement Date, excluding ordinary wear and tear. All property permitted or required to be removed by Tenant shall be deemed abandoned if not removed within ten (10) days after notice is given to Tenant and Landlord may either retain it as Landlord's property or may remove it at Tenant's expense.

                  11.      ROOF AND WALLS; CHANGES AND ADDITIONS TO THE
                           LAND.

                           (a) Landlord shall have the exclusive right to use
all or any part of the roof of the Premises or the Building for any purpose; to erect additional stories or other structures over all or any part of the Premises or the Building provided such action does not adversely impact Tenant's use of the Premises or the Common Area, including the parking area for an unreasonable period in any material respect; to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises or the Building, provided that access to the Premises shall not be unreasonably impaired or denied in any material respect; and to install, maintain, use, repair and replace within the Premises

                                                                               8
pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Building.

                           (b) Provided such action shall not impact on Tenant's
use of the Premises or in the Common Areas, including the parking area in any material respect for an unreasonable period, Landlord reserves the right at any time and from time to time to (i) make or permit changes or revisions in the plan for the Land, including additions to, subtractions from, rearrangements of, alterations, modifications of, or supplements to, the Land, walkways, driveways, parking areas, or other Common Areas, (ii) construct other building or improvements on the Land and make alterations or additions thereto and build additional stories on any such building(s) and build adjoining same, and (iii) to install, maintain, use, repair, and replace within the Premises pipes, ducts, conduits, wires, and allocations within the Premises as will not unreasonably deny Tenant's use thereof. Landlord may make any use it desires of the exterior walls of the Premises, provided such action does not adversely impact Tenant's use of the Premises in any material respect for an unreasonable period.

                  12.      INSURANCE AND INDEMNIFICATION.

                           (a) Tenant agrees to defend, indemnify, and hold
Landlord safe and harmless from all claims for personal injury, death, or property damage by any one or any cause on, in, upon or about the Premises not caused by the gross negligence or willful misconduct of Landlord, its agents, contractors or employees, including all costs, reasonable attorneys' fees and other expenses incurred in the defense of any such claim, and to provide and keep in force throughout the Term, in a reputable company or companies licensed to do business in the State of Maryland and in form satisfactory to Landlord, public liability insurance coverage with limits of not less than One Million Dollars ($1,000,000.000) per injury, per occurrence, and Three Million Dollars ($3,000,000.00) per occurrence in the aggregate, and Two Hundred and Fifty Thousand Dollars ($250,000.00) for damage to property. Tenant's insurance policy or policies shall name Landlord and Tenant as insureds as their interests may appear and over them from and against claims for personal injuries, death or property damage occurring in, upon or about the Premises.

                           (b) Tenant agrees to obtain and keep in force
throughout the Term, at its own expense, in a reputable company or companies licensed to do business in the State of Maryland, an insurance policy or policies providing protection against any peril included within the classification of "Fire and Extended Coverage," covering its leasehold estate in the Premises and all trade fixtures, merchandise and other property in, on or about the Premises, and all improvements and alterations made by or on behalf of Tenant, for their full insurable value or replacement cost. Such policy or policies of insurance shall be in form reasonably satisfactory to Landlord, shall name Landlord as an additional insured and shall contain a provision by which the insurer waives any right or subrogation against Landlord arising out of any loss covered by such insurance. Landlord shall not be liable to Tenant for any loss or damage to such improvements or Tenant's property or estate caused by fire or any other risk that is (i) covered by such insurance or (ii) included in the coverage of the standard fire and extended coverage insurance available in Maryland for insuring such improvements, property and estate at the time of such loss or damage. Further, Landlord shall not be liable to Tenant for any damage to Tenant's property or estate caused by the negligence or intentional acts of any other tenants in the Building or caused by any reason whatsoever, except if caused by the gross negligence or wilful misconduct of Landlord, its agents, contractors or employees. It is the intent of the foregoing, and Landlord and Tenant covenant and agree, that Tenant shall protect itself against injury, loss or damage to its property and estate arising from any cause whatsoever, other than that caused solely by the negligence of Landlord or its agents, through procurement of available insurance coverage, without subjecting Landlord to liability to Tenant for any injury, loss or damage, and further, without subjecting Landlord to subrogation claims of any insurer.

                           (c) Tenant shall not do or permit to be done, nor
keep or permit to be kept, anything in, upon or about the Premises which will contravene the policies of insurance against loss or damage by fire or other hazards, including, but not limited to, public liability, or which will prevent procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done, or permitted to be done by Tenant, or kept, or permitted by Tenant to be kept, in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises, the Building or on other property of Landlord in the Building, in companies acceptable to Landlord, to be increased beyond the minimum rate from time to time applicable to the Premises or the Building, Tenant shall pay the amount of such increase promptly upon Landlord's demand.

                           (d) All insurance policies to be maintained by Tenant
under this Paragraph 12 shall provide that they may not be cancelled or materially modified without thirty (30) days' prior written notice to Landlord and any known mortgage of the Premises or the Building, provided Tenant has been provided with the name and address of Landlord's mortgagee.

                           (e) Tenant shall, prior to the entry by Tenant on the
Premises, and annually thereafter, without request by Landlord, furnish Landlord with a certificate on ACORD Form 27 showing that its required insurance is in full force and effect, and a copy of all such insurance policies.

                           (f) Landlord covenants to carry insurance for
replacement costs.

                           (g) All insurance policies with respect to the
Building and the Premises shall include a waiver by the insurer of all right of subrogation against Landlord or Tenant, their officers, directors, employees, agents and invitees in connection with any loss or damage thereby insured against, to the extent of such insurance. Neither party, nor its partners, officers, directors, employees, agents or invitees shall be liable to the other for loss or damage caused by any risk covered by such insurance, provided such policies shall be obtainable, even though such loss or damage might have been occasioned by the negligence of such party, its officers, directors, employees, agents or invitees; provided, however, that if, by reason of the foregoing waiver, either party shall be unable to obtain any such insurance, such waiver shall be deemed not to have been made by such party and, provided further that if either party shall be unable to obtain any such insurance without the payment of an additional premium therefor, then, unless the party claiming the benefit of such waiver shall agree to pay such party for the cost of such additional premium within thirty (30) days after notice setting forth such requirement and the amount of the additional premium, such waiver shall be of no force and effect between such party and such claiming party.

                  13.      UTILITIES.

                           (a) The parties acknowledge that the Premises are
separately metered for water, fuel and electricity. Tenant shall pay promptly when due all charges for water, fuel and electricity consumed on the Premises, as well as any other charges incurred by Tenant in its use of the Premises, as well as any other charges incurred by Tenant in its use of the Premises. In addition, Tenant shall be responsible and pay when due all taxes of any kind assessed against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Premises by Tenant. In default of payment, Landlord may, but is in no manner required to, make any such payment, and Tenant agrees to pay Landlord for same promptly upon demand. Any such payment shall be deemed collectible by Landlord as additional rent.

                           (b) Landlord shall not be liable in any way for any
damage or inconvenience caused by the cessation or interruption of heating, air conditioning, electricity, or elevator service occasioned by fire, accident, strikes, maintenance, alterations or repairs deemed necessary by Landlord, or any other causes beyond Landlord's control, provided, however, if said cessation or interruption shall continue for a continuous period of ninety (90) days or more and shall adversely impact on Tenant's use of the Premises or Common Areas in any material respect, at Tenant's option this Lease shall terminate and neither Landlord nor Tenant shall have any further rights or obligations hereunder, except as to those which accrued prior to such termination.

                           (c) Employees of Landlord shall not be responsible
for receiving any packages or other articles delivered to the Building for Tenant. In the event that any employee or the Landlord does receive any such packages or articles, such employee shall be deemed to be acting as the agent of Tenant and not as the agent of Landlord, and Tenant shall be solely responsible for the receipt of such packages or articles, unless caused by the gross negligence or wilful misconduct of said employee.

                  14.      SIGNS.

                  It is agreed that Tenant will not place or suffer to be placed or to maintain on or visible from the exterior of the Premises any sign, awning, advertising matter or other thing of any kind, nor to place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises, without first obtaining Landlord's written approval thereof, which consent shall not be unreasonably withheld, delayed or conditioned. All signs as may be approved by Landlord shall be maintained in good condition and repair and in accordance with all applicable laws and regulations at all times.

                  15.      DEFAULT AND REMEDIES.

                           (a) Tenant covenants and agrees to pay the Basic
Rent, together with all other sums of money which under the provisions hereof may be considered as additional rent, at the times and in the manner hereinabove set forth, and to pay other sums that may be due Landlord under this Lease promptly upon their becoming due.

                           (b) Subject to the notice and cure period set forth
in Section 15(c) below, if the Basic Rent or additional rent agreed to be paid, including all other sums of money which under the provisions hereof may be considered as additional rent, or other sums due to Landlord shall not be paid when due, Landlord may exercise any and all available remedies to the full extent allowed by law. If said rent, including all such other sums, shall not be paid when due, Landlord may at its option declare the tenancy hereunder terminated, and/or forthwith be entitled to the benefit of any public general or public local laws, now or hereafter enacted, relating to the speedy recovery of possession of lands and tenements held over by tenants.

                           (c) If Tenant shall fail to pay any installment of
Basic Rent, additional rent, or any other sums due to Landlord within ten (10) days of written notice from Landlord, violate any other covenant or agreement made by it in the Lease and fail to cure such violation within thirty (30) days after written notice from Landlord (but if Tenant cannot cure and such non-monetary default within such grace period, and as long as Tenant has commenced efforts to cure within such grace period and is diligently pursuing said cure, Tenant shall have a reasonable time to cure said default before being in default, not to exceed a total of ninety (90) days from the date of Landlord's notice, hereunder, or if Tenant shall abandon, vacate, or cease to operate said Premises for a continuous period of more than thirty (30) days, then in any of said events, Landlord may, at its option, reenter and resume possession of the Premises, and declare this Lease, and the tenancy hereby created, terminated, and thereupon remove all persons and property from the Premises, but not with process of

                                                                              12
any court of competent jurisdiction and not by self-help, and by force or otherwise; and notwithstanding such reentry under this subparagraph (c) or subparagraph (d), and Tenant shall remain liable for any rent and other amounts due or accrued to Landlord or damages caused to Landlord prior thereto. Tenant shall not be entitled to any excess of such amounts received from others over the liability of Tenant hereunder. It shall be within the sole discretion of Landlord to determine to whom, or whether to anyone, the Premises shall be so rented, the amount of the rent and all other terms and conditions of said renting, and the period or periods thereof, whether less than, equal to or beyond the aforesaid unexpired term of the Lease, and Landlord shall have no duty to mitigate damages for which Tenant is liable hereunder. Further, Landlord shall be entitled, at its option, to any and all other remedies available to a Landlord at law or in equity, including relief by injunction, or otherwise, against continuance of any violation of a covenant or agreement of the Lease.

                           (d)(i) If Tenant shall generally not pay its debts as
they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors, or (ii) if Tenant shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or
(iii) if Tenant shall take any corporate action to authorize any of the actions set forth in subparagraphs (i) or (ii) above, or (iv) if any case, proceeding or other action against Tenant shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which is not fully stayed within fifteen (15) days after the entry thereof, or (b) remains undismissed for a period of, fifteen (15) days, or (v) if any execution, attachment or mechanics' lien against Tenant or the Premises be unsatisfied or unsecured by adequate corporate surety bond or cash security (the election of the surety bond or cash to be in the sole but reasonable discretion of Landlord) for more than ten (10) days, Landlord, may at its option, in any of such events, terminate the Lease, retaining all rights against Tenant, and its receiver, trustee, custodian or similar official permitted, under subparagraphs (c) and (d).

                           (e) Notwithstanding the provisions in subparagraph
(d) above, to the extent permitted by applicable federal or state law, in the event of an assignment by operation of law under the federal Bankruptcy Code, or any state bankruptcy or insolvency law and Landlord elects not to terminate the Lease, the assignee shall provide Landlord with adequate assurance of future performance of all of the terms, conditions and covenants of the Lease, which shall include, but which shall not be limited to, assumption of all the terms, covenants and conditions of the Lease by the assignee and the making by the assignee of the following express covenants to Landlord: (i) that assignee has sufficient capital to pay the Basic Rent, additional rent and other charges due under the Lease for the entire Term; (ii) that assumption of the Lease by the assignee will not cause Landlord to be in violation or breach of any provision in any other lease, financing agreement or operating agreement relating to the Building; and (iii) that such assignment and assumption by the assignee will not substantially disrupt or materially impair any existing tenant mix in the Building.

                  16.      DESTRUCTION.

                           (a) If the Premises shall be damaged by fire, the
elements, unavoidable accident or other casualty, but are not thereby rendered untenantable in whole or in part, Landlord shall cause such damage to be repaired, and rent shall not be abated. If, by reason of such occurrence, the Premises shall be rendered untenantable only in part, Landlord shall cause the damage to be repaired or restored with reasonable diligence, and the rent shall be abated proportionately as to the portion of the Premises rendered untenantable until such time as the Premises are restored, as reasonably determined by Landlord.

                           (b) If the Premises shall be damaged by fire, the
elements or other casualty, and the cost of repairing such damage shall equal fifty percent (50%) or more of the fair replacement value of the Premises immediately prior to such damage, or if a substantial portion of the Building or the Land excluding the Premises shall be damaged by such casualty, the Landlord may elect to cause such damage to be repaired or restored, in which event this Lease shall continue in full force and effect, provided, however, if such repair or restoration is not completed within one hundred eighty (180) days after occurrence of the casualty Tenant shall have the option to terminate this Lease by giving Landlord written notice of its election within ten (10) days after such one hundred eighty (180) day period. In the event of such termination, neither Landlord nor Tenant shall have any further rights or obligations hereunder except as to those which accrued prior to such termination. In the event Landlord shall elect to cause the damage to be repaired or restored, the Basic Rent shall be abated proportionately as to the portion of the Premises rendered untenantable for the period of such unfitness for occupancy, as reasonably determined by Landlord. Landlord shall have the right, at its election, to terminate the Lease by giving to Tenant, within sixty (60) days following the date of said casualty, five (5) days prior written notice of Landlord's election to terminate the Lease. In the event of such termination, Basic Rent, additional rent and other charges shall be adjusted as of the date of the termination.

                           (c) In no event, however, shall Landlord be required
to expend any amounts in excess of the net insurance proceeds actually paid to and available to Landlord, or to expend any amounts on account of improvements made by Tenant or to the Premises.

                           (d) Anything contained in any provision of this Lease
to the contrary notwithstanding, if any such damage to the Premises or the Land are caused by or result from the negligent or intentionally tortious act or omission of the Tenant, those claiming under the Tenant or any of their respective officers, employees, agents or invitees.

                                    (1) the rent shall not be suspended or
apportioned as aforesaid to the extent Landlord recovers such rent from any insurance proceeds received by Landlord (net of all reasonable costs incurred by Landlord in connection with adjusting the loss and obtaining payment of such insurance proceeds), and

                                    (2) the Tenant shall pay to the Landlord
upon demand, as additional rent, the cost of (i) any repairs and restoration made or to be made as a result of such damage to the extent not covered by insurance proceeds received by Landlord (net of all reasonable costs incurred by Landlord in connection with adjusting the loss and obtaining payment of such insurance proceeds), or (ii) (if the Landlord elects not to restore the Premises or Building) any damage or loss which the Landlord incurs as a result of such damage to the extent not covered by insurance proceeds received by Landlord (net of all reasonable costs incurred by Landlord in connection with adjusting the loss and obtaining payment of such insurance proceeds), or (iii) (if the Landlord elects not to restore the Premises or Building) any damage or loss which the Landlord incurs as a result of such damage to the extent not covered by insurance proceeds received by Landlord (net of all reasonable costs incurred by Landlord in connection with adjusting the loss and obtaining payment of such insurance proceeds).

                  17.      CONDEMNATION.

                           (a) In the event eminent domain proceedings shall be
instituted against the Premises or the Building, the Lease shall terminate at the option of Landlord when title to the Premises, or a portion thereof, is taken by the condemning authority, at which time all rent and other payments due hereunder shall abate on a per-square foot basis for such portion, if any, of the Premises as shall be rendered fit for occupancy inconsequence of such damage, for the period of such unfitness for occupancy. If the Lease is not so terminated Landlord shall, at its own expense, up to the amount of net condemnation proceeds actually paid to and available to Landlord, restore the remainder of the Premises as a condition as similar as possible to that in which they were prior to the taking, having due regard for any reduced area of the Premises. Until such restoration is completed, and thereafter, all rent and other payments due hereunder shall be equitably adjusted, taking into consideration the proportion and the nature of the area of the Premises taken, and the period of time of such taking, as reasonably determined by Landlord.

                           (b) All condemnation awards for any of Premises or
the Building or any interest therein shall belong to and be the sole property of Landlord. Tenant hereby assigns to Landlord all rights with respect to any and all such condemnation awards; provided, however, nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority (if permitted by law) for moving expenses, or the expense of removal of Tenant's trade fixtures, or loss of Tenant's business good will, but only if such action shall not reduce the amount of the award or other compensation otherwise recoverable from the condemning authority by Landlord.

                  18.      WASTE.

                  Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or any person adjacent to the property of which the Premises are a part.

                  19.      INSPECTION OF PREMISES.

                  Landlord, its agents, employees and contractors shall have the right to enter the Premises at any reasonable time upon reasonable advance notice to examine the same, to enforce or carry out the provisions of the Lease, to make such repairs, alterations or improvements as Landlord deems reasonable, necessary or desirable and to show the Premises to prospective purchasers or lessees of the Building. Within the last six (6) months of the term, Landlord shall have the right to display on the exterior of the Premises a customary "For Rent" sign.

                  20.      COMPLIANCE WITH LAW.

                  Tenant shall, at Tenant's sole cost and expense, comply with all the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the said Premises, and shall faithfully observe in the use of the Premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force.

                  21.      LIABILITY.

                           (a) Landlord shall not be liable for any damage to
property of Tenant or of others located on the Premises not for the loss of or damage to any property of Tenant or of others by theft or otherwise, unless caused by Landlord's gross or willful negligence. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or from the pipes, appliance or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by Landlord's gross or wilful negligence. Landlord shall not be liable for any such damage caused by persons in the Premises, other tenants of the Building, occupants of adjacent property or the public or caused by operations in construction of any private, public or quasi-public work, unless caused by Landlord's gross or willful negligence or willful misconduct. Landlord shall not be liable for any latent defect in the Premises or in the Building, unless caused by Landlord's gross or willful negligence or willful misconduct, provided, however, Tenant may by written notice to Landlord terminate Lease if said cessation or interruption for any of the reasons set forth in the previous sentence unless caused by gross negligence of Tenant adversely impacts Tenant's use of the Premises in any material respect and shall continue for a continuous period of ninety (90) days or more. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claim arising out of damage to the same, including subrogation claims by Tenant's insurance carrier.

                           (b) In the event of the transfer and assignment by
Landlord of its interest in the Lease, Landlord shall thereby be released from any further responsibility hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations, except as to breaches which occurred prior to said transfer and assignment and of which Landlord had been notified of in writing by Tenant. Any security given by Tenant to Landlord to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest of Landlord; and, upon receipt of such security, Landlord shall thereby be discharged of any further obligation relating thereto. The term "Landlord" as used in this Lease shall mean the owner of the Land, at the time in question, and in the event of the transfer (whether voluntary or involuntary) by such owner of its interest in the Land, such owner shall thereupon be released and discharged from all covenants and obligations of the Lease thereafter accruing, but such covenants and obligations shall be binding during the Term upon each new owner for the duration of such owner's ownership.

                  22.      NON-PERFORMANCE.

                  Tenant will perform its covenants expressed in the Lease; Tenant will promptly upon receipt of written notice specifying action desired by Landlord pursuant to any of Tenant's covenants comply with such notice to the extent the action specified is consistent with that required by Tenant's covenants under this Lease; and, in addition to Landlord's immediate remedies for Tenant's default, if compliance to Landlord's reasonable satisfaction has not begun within fifteen (15) days after delivery of such notice (except that in an emergency, Landlord need not give any notice), and thereafter diligently continue, then Landlord may, at its option, perform such action required of Tenant by the notice, and for such purpose Landlord, its agents, servants, and employees, may enter upon the Premises, if necessary, Tenant waiting any claim to loss or damage from such action, and agreeing to pay Landlord promptly upon demand any expense incurred and money paid on its behalf. Any money paid or expense incurred by Landlord shall be considered additional rent, payable together with the next monthly installment of rent falling due after Landlord's demand for payment, and subject to all provisions of the Lease and of law as to default in rent.

                  23.      TERMINATION AND HOLDING OVER.

                  The Lease and the tenancy hereby created shall cease to ____ at the end of the Term, without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to remove and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of Premises from a tenant holding over to the same extent as if statutory notice were given. The rental for the period of any holdover tenancy shall equal 150% of the Basic Rent and additional rent payable under the Lease, but such rental shall not preclude Landlord from recovering from Tenant any damages caused by Tenant's holding over. At the end of the Term Tenant agrees to leave the Premises in as good condition as on the Commencement Date, ordinary wear and tear, and damage by fire and other casualty excepted.

                  24.      QUIET ENJOYMENT.

                  Upon payment by Tenant of the rents herein provided, and the observance and performance of all the covenants, terms and conditions to be observed and performed by Tenant, Tenant shall, subject to terms and conditions of this Lease, peaceably and quietly hold and enjoy the Premises for the Term of this Lease.

                  25.      SUBORDINATION AND ATTORNMENT.

                  The Lease is and shall be subject and subordinate to the lien of all and any mortgage or deed of trust now or at any time hereafter placed upon the Land, the Building, the Premises, or Landlord's leasehold interest therein, and to any and all renewals, extensions, modifications and refinancing thereof. Tenant hereby agrees to execute any and all instruments (including estoppel certificate) to effect such subordination that Landlord may request or require within five (5) business days after Landlord's request therefor. Tenant agrees to attorn to any successor to Landlord's interest in the Premises, whether by sale, foreclosure or otherwise.

                  26.      ENVIRONMENTAL COMPLIANCE.

                  Tenant shall (a) not engage in any activity on, above, or under the Premises which result in any "hazardous materials" (defined herein) contamination to the Premises, the Building or the Land, (b) immediately give notice to Landlord upon Tenant's Management Group as hereinafter defined acquiring knowledge of the presence of any "hazardous waste" or "hazardous substance" or "hazardous material" (as those terms are defined herein) on the Premises, the Building or the Land, or any hazardous materials contamination with a complete description thereof, (c) comply with laws requiring the removal, treatment or disposal of any hazardous material contamination which result from actions taken by Tenant from and after the Commencement Date, and provide Landlord with satisfactory evidence of such compliance; (d) provide Landlord, within thirty (30) days after notice, with a bond, letter of credit or similar financial assurance (i) evidencing to Landlord's satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing any hazardous materials contamination for which Tenant is responsible as a result of its action from and after the Commencement Date and (ii) discharging any lien which may be established on the Premises or the Land, as a result thereof; and (e) defend, indemnify and hold harmless Landlord and its mortgagee, if any, from any and all claims which may be asserted as a result of the presence of any hazardous substance or hazardous water or hazardous material on the Premises, the Building or the Land, facilities, soil, ground water, air, or other elements on, or off, any other property as a result of any hazardous substance or hazardous waste or hazardous material at any time emanating from the Premises. The term "hazardous waste" as used herein shall have the same meaning as defined in the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder. The term "hazardous substance" as used herein shall have the same meaning as defined in: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; and/or (b) the Maryland Environment Code Ann., Title 7, subtitle 2, as amended from time to time, and regulations promulgated thereunder. The term "hazardous material" as used herein shall mean any "oil, petroleum products and their by-products" as defined by the Maryland Natural Resource Code Ann. 8-1411(a)(3) as amended. The term "Tenant's Management Group" shall be deemed solely to include officers and departmental directors of Tenant.

                  27.      NOTICES.

                  All payments of rent shall be made to Landlord, c/o Abrams Development Group, Inc., Suite 5, Columbia 100 Parkway, Columbia, Maryland 21045, or at such other place as Landlord shall designate. All notices required or permitted to be given under the Lease shall be in writing and deemed to be properly served within three (3) business days, if sent by certified mail, postage prepaid, to Landlord at the address to which rental payments are to be sent, and to Tenant at the Premises, but either party may by written notice to the other stipulate a different address.

                  28.      NO WAIVER.

                  The mention in the Lease of any specific right or remedy shall not preclude either party from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled whether at law or in equity; and the failure of said party to insist in any one or more instances upon a strict performance of any covenant of the Lease or to exercise any option or right herein contained shall not be construed as a waiver or relinquishment for the future enforcement of such covenant, right or option, but the same shall remain in full force and effect, unless the contrary is expressed in writing by said party. Each party agrees to pay the other party reasonable attorneys' fees incurred in connection with enforcing the Lease, provided the other party prevails in any enforcement action.

                  29.      COMMISSIONS.

                  Landlord and Tenant hereby confirm to each other that there were no brokers involved in the transaction represented by this Lease.

                  30.      COMPLETE AGREEMENT.

                  The Lease is intended by the parties as a final and complete expression of their agreement and as an exclusive statement of the terms thereof. The Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord. All claims, demands or causes of action which Tenant may have against Landlord shall be enforceable solely against Landlord's interest in the Premises, the Building, and the Land, and not out of any other assets of Landlord or any of its principals.

                  31.      SEVERABILITY.

                  If any provision of the Lease shall be held invalid or unenforceable, the validity and enforceability of the remaining provisions of the Lease shall not be affected thereby.

                  32.      RECORDATION.

                  If Tenant desires to record a memorandum of the Lease, Landlord agrees to execute same; provided that such memorandum shall be recorded at Tenant's sole expense.

                  33.      CAPTIONS.

                  The captions and headings used in the Lease are for convenience and reference only and shall not constitute a part of the Lease, nor shall they affect the meaning, construction, or effect of the Lease.

                  34.      EXHIBITS AND RIDERS.

                  All Exhibits and Riders referred to herein are hereby incorporated into and made a part of this Lease.

                  35.      OPTION TO RENEW.

                           (a) If this Lease shall then be in force and Tenant
is not in default of any of the terms, covenants, conditions, or agreements hereunder, at the time of the exercise of said option or at the time of the commencement date of the renewal term, nor as of either of said dates shall there have occurred an event which with either the passage of time or the giving of such notice would constitute such a default, Tenant shall have the right and option to renew or extend the term of this Lease for one (1) additional term (the "Renewal Term"), and the Renewal Term shall be for a period of ten (10) years. In order to exercise said option to renew or extend, Tenant shall give written notice of intention to exercise said option to Landlord at least one (1) year prior to the expiration of the Term hereof. Said extension shall be subject to all the terms, covenants and conditions of the initial Term, except that there shall be no further right or renewal after the first Renewal Term.

                           (b) The annual Basic Rent payable for the first year
of the Renewal Term shall be increased by three percent (3%) over the Basic Rent for the last lease year of the Term, and the Basic Rent for each subsequent lease year of the Renewal Term shall be increased by three percent (3%) over the Basic Rent from the preceding lease year of the Renewal Term.

                  36.      WAIVER OF JURY TRIAL.

                  LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OR TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREEWILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL, TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATION OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS ITS INITIALS.

                                             ------------------------------
                                             INITIALS OF TENANT


                  37.      LANDLORD'S SOLE REASONABLE DISCRETION.

                  Wherever this Lease requires Landlord to act or otherwise exercise its discretion, Landlord will act or otherwise exercise its discretion in its sole reasonable discretion.

                  IN WITNESS WHEREOF, the parties have executed this Lease, under seal, on the day first above written.


WITNESS/ATTEST:             HSE II LLC



                            By: /s/ J. Michael Abrams                  (SEAL)
                            -------------------------
                            J. Michael Abrams, Manager
As to Landlord
                            By:  MIGLIARA/KAPLAN ASSOCIATES, INC.

                            By: /s/ Joseph Migliara                    (SEAL)
                            -----------------------
                            Joseph Migliara, President
As to Tenant

                                   EXHIBIT "A"

                             FLOOR PLAN OF BUILDING

                                   EXHIBIT "B"

                AGREEMENT SETTING COMMENCEMENT DATE OF LEASE AND
                           SQUARE FOOTAGE REQUIREMENTS


                  WHEREAS, HSB II, LLC (hereinafter called "Landlord") and MIGLIARA/KAPLAN ASSOCIATES, INC. (hereinafter called "Tenant") have entered into a Lease dated __________________________ for certain premises as described in this Lease and

                  WHEREAS, the Landlord and Tenant desire to hereby confirm the Commencement Date of the Term as more specifically -provided in Paragraph 2(a) of the Lease and the gross square footage of the Premises.

                  NOW THEREFORE, the Commencement Date of the Lease is hereby agreed to be ________________________, and the gross square footage of the Premises is hereby agreed to be _____________________ square feet.

                           Agreement dated this _______ day of ___________,
1996.

WITNESS/ATTEST:             HSE II LLC



                                                                       (SEAL)
                            -------------------------
                            J. Michael Abrams, Manager
As to Landlord
                            By:  MIGLIARA/KAPLAN ASSOCIATES, INC.

                                                                       (SEAL)
                            -----------------------
                            Joseph Migliara, President
As to Tenant



                                   SAMPLE ONLY

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

                  1. The common areas shall not be obstructed by any of the tenants, or used by them for any other purpose than for ingress and egress to and from their respective leased premise.

                  2. Tenants, their agents, employees or visitors, shall not make or commit any improper noises or disturbances of any kind in the Building, or mark or defile the windows or doors of the Building or interfere in any way with other tenants or those having business with them.

                  3. No articles shall be fastened to or holes drilled or nails or screws driven into the walls, windows, partitions, nor shall the walls or partitions be painted, papered or otherwise covered or in any way marketed or broken, without first obtaining the written consent of the Landlord.

                  4. Nothing shall be placed on the outside of the Building, or on the windows, window sills or projections.

                  5. Any window treatments must be approved by Landlord.

                  6. Attaching of wires to the outside of the Building is absolutely prohibited without the first obtaining the written approval of Landlord.

                  7. The Landlord shall in all cases have the right to prescribe the weight and proper position of safes or other heavy objects in the Building; and the bringing in of said safes, all furniture, fixtures, or supplies, the taking out of said articles, and the moving about of said articles within the Building, shall only be at such time and in such manner as the landlord shall designate; and any damage caused by any of the before mentioned operations, or by any of the said articles during the time they are in the Building, shall be repaired by Tenant at Tenant's expense.

                  8. No tenant shall do or permit anything to be done in the Premises, or bring or keep any item therein which will in any way obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fires, or with the regulations of the Fire Department or conflict with any of the rules and ordinances of the Department of Health.

                  9. Tenants will see that windows are closed and the doors securely locked before leaving the Building.

                  10. No animals or birds shall be brought into or kept in or upon the leased premises.

                  11. The use of the leased premises as sleeping apartments, for the preparation of foods, or for any immoral or illegal purpose is absolutely prohibited.

                  12. No Tenant shall conduct, or permit any other person to conduct any auction upon the premises, or otherwise to wholesale or retain, goods, wares, or merchandise upon or from said premises.

                  13. All glass, locks and trimmings, in or about the doors and windows of the Premises and all electric fixtures which belong to the Building shall be kept whole, and whenever broken by any one, shall be immediately replaced or repaired and put in order by Tenant under the direction and to the satisfaction of the Landlord and the same shall be left whole and in good repair upon the termination of this Lease.

                  14. Any and all damage to floors, walls or ceilings due to Tenant or Tenant's employees' failure to shut off running water or liquid, shall be paid by Tenant.

                  15. Landlord reserves the right to make any or all alterations in the premises as may be required by Tenant, the expense of such alterations to be paid by Tenant.

                  16. Tenant agrees to keep the inside and outside of all exterior surfaces and of all glass in the doors and windows of the Premises clean; not to place or maintain any equipment or other articles outside the Premises; to maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; not to permit undue accumulations of garbage, trash, rubbish and other refuse, and to keep such refuse in proper containers on the interior of the Premises, until removed; not to overload any portion of the floor; to comply with all laws and ordinances and all rules and regulations of any governmental entity having jurisdiction over the Premises, and all recommendations with respect to the Premises made by any public or private agency having authority over insurance rates; to conduct its business in the Premises in accordance with high standards of operation; not to paint or decorate any part of the exterior of the semipermanent manner any part of the interior of the Premises without first obtaining Landlord's written approval of such painting or decoration which approved shall not be unreasonably withheld, delayed or conditioned. Upon order of Landlord, Tenant will promptly remove any paint or any decoration which has been applied to or installed upon the Premises without Landlord's prior written approval, or take such other action with reference thereto as Landlord may reasonably direct.

                  17. Tenant shall not permit, allow, or cause to be used in or at the Premises any advertising media or device such as sound reproduction devices, excessively bright lights, changing, flashing, flickering or moving lights or lighting devices, or any similar devices, the effect of which shall be audible or visible from the exterior of said Premises. Tenant shall keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the Premises. Tenant shall not install or operate in the Premises any electrically operated equipment including computers, data processing or other such equipment which may overload the electric wiring serving the Premises or within the Premises, without first obtaining Landlord's written approval.

                  18. Tenant agrees not to receive or ship articles of any kind except at the times and in the manner designated by Landlord; not to allow trucks or other vehicles servicing its stores to stand or park in the custom parking area and access roads; not to park, and to require its employees to refrain from parking, any vehicle on the Land, except in such places as may be reasonably designated by Landlord for the use of Tenant and its employees, and, on request furnish to Landlord a written statement of the names of all employees, agents, and representatives employed in or at the Premises by Tenant, and the license registration number of all vehicles owned or used by Tenant or by such other employees, agents, or representatives.

                                    EXHIBIT D

                                 LANDLORD'S WORK

                  The Building containing the Premises shall be prepared by Landlord at Landlord's expense (and not allocable to the Allowance) as follows:

                  Concrete floor (exclusive of floor treatments for the Premises). Uninsulated exterior walls. Electrical system (excluding junction boxes serving the Premises).

                  Also excluded from the Landlord's basic work, among other things, are window treatments, exterior doors for the Premises (but not the Building), plumbing lines and fixtures, and interior space planning. All of these items will be included in the work and services covered by the Allowance.